Exhibit 99.1

FOR IMMEDIATE RELEASE

Royal Caribbean Group acquires remaining interest in Silversea

MIAMI – July 10, 2020 – Royal Caribbean Group (NYSE: RCL) has purchased the remaining shares of Silversea Cruises, a pioneer and leader in ultra-luxury and expedition cruising.

The move to full ownership comes two years after Royal Caribbean Group acquired a two-thirds share of the cruise line in July 2018.

“Silversea has been a great fit for our company from the very first day,” said Richard D. Fain, Chairman and CEO of Royal Caribbean Group. “The cultures of the two organizations have proven to be harmonious, and guests have responded favorably to the combination.”

Manfredi Lefebvre d’Ovidio, who took over the company from his late father, will serve as chairman of Silversea. Roberto Martinoli will remain the brand’s president and CEO.

“Manfredi and Roberto have brought a fresh point of view to our company, as well as deep knowledge of their brand’s unique audience,” Fain said. “Their skills – and Manfredi’s inimitable style – will continue to play an important role in growing Silversea into the future.”

Said Lefebvre: “The combination of our companies has been everything I hoped for. The skills and resources of Royal Caribbean Group have helped us grow and flourish. We share a vision about the bright future of cruising, and I look forward to being a shareholder in the broader Royal Caribbean Group.”

Added Martinoli: “Thanks to the incredible resources and skills of Royal Caribbean Group, Silversea will grow and thrive. Today marks another key step in our drive to uncontested leadership in ultra-luxury and expedition cruising.”

The remaining one-third stake held by Heritage Cruise Holding Ltd. was paid for in the form of 5.2 million shares of Royal Caribbean Group common stock, which represents about 2.5% of the total common stock.

Perella Weinberg Partners LP served as financial advisor and Skadden Arps, Slate, Meagher & Flom LLP served as legal advisor to the company regarding this transaction. Barclays Bank PLC served as financial advisor to Manfredi Lefebvre and Morgan, Lewis & Bockius LLP provided legal counsel.

###

Media contact: Jonathon Fishman

Email: corporatecommunications@rccl.com

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is a cruise vacation company comprising four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea. Royal Caribbean Group is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, our brands operate 63 ships with an additional 16 on order as of July 10, 2020. Learn more at www.rclcorporate.com or www.rclinvestor.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.